As filed with the Securities and Exchange Commission on July 13, 2000
                                                 Registration No. 333-__________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                               CYLINK CORPORATION
             (Exact name of Registrant as specified in its charter)

       California                                     95-3891600
------------------------                 ---------------------------------------
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                                 3131 Jay Street
                          Santa Clara, California 95054
                    (Address of Principal Executive Offices)

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                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                ---------------

                             Robert B. Fougner, Esq.
                          General Counsel and Secretary
                               Cylink Corporation
                                 3131 Jay Street
                          Santa Clara, California 95054
                     (Name and address of agent for service)
                                  (408)735-5800
          (Telephone number, including area code, of agent for service)

                                ---------------

                                    Copy to:
                                Howard S. Zeprun
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304
                            Telephone: (650) 493-9300


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


                                                   CALCULATION OF REGISTRATION FEE

=========================================== ======================= ====================== ====================== ==================
                                                    Amount            Proposed Maximum       Proposed Maximum
           Title Securities to                      to be              Offering Price       Aggregate Offering        Amount of
              be Registered                       Registered            Per Share (1)              Price           Registration Fee

Common Stock to be issued under                     200,000               $ 15.17               $ 3,034,000             $801.00
    the 2000 Employee Stock Purchase Plan
------------------------------------------- ----------------------- ---------------------- ---------------------- ------------------
                                    TOTAL:          200,000                                     $ 3,034,000             $801.00
=========================================== ======================= ====================== ====================== ==================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on 85% of the average of the high and low prices per share of the Common Stock as reported on The Nasdaq National Market on July 13, 2000.

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


                               CYLINK CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as Amended (the "Exchange Act").

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         Section 204 of the General Corporation Law of the State of California ("California Law") authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under California Law, a director also continues to be liable for (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

Section 317 of the California Law makes a provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). An amendment to Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation. The Company has adopted provisions in its Amended Articles of Incorporation which eliminate the liability of its directors for monetary damages and authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

    Exhibit
    Number                              Description
    ------                              -----------
     4.1     2000 Employee Stock Purchase Plan and form of agreements thereunder
     5.1     Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
    23.1     Consent of Deloitte & Touche, LLP
    23.2     Consent of PricewaterhouseCoopers LLP
    23.3     Consent of Wilson  Sonsini  Goodrich & Rosati,  P.C.  (contained in
             Exhibit 5.1)
    24.1     Power of Attorney (see page II-5)

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Item 9. Undertakings.

         A. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned  registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Santa Clara, State of California, on July 13, 2000.

                                           CYLINK Corporation

                                           By: /s/ Roger A. Barnes
                                               ---------------------------------
                                               Roger A. Barnes
                                               Vice President of Finance and
                                               Administration and
                                               Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger A. Barnes and Robert B. Fougner, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on July 13, 2000 by the following persons in the capacities indicated.

     Signature                                      Title
     ---------                                      -----
/s/ William P. Crowell           President, Chief Executive Officer and Director
----------------------------     (Principal Executive Officer)
William P. Crowell


/s/ Roger A. Barnes              Vice President of Finance and
----------------------------     Administration and Chief Financial Officer
Roger A. Barnes                  (Principal Financial and Accounting Officer)


/s/ Leo A. Guthart               Director, Chairman of the Board of Directors
----------------------------
Leo A. Guthart


/s/ James S. Simons              Director
----------------------------
James S. Simons


/s/ Howard L. Morgan
----------------------------     Director
Howard L. Morgan


/s/ Elwyn Berlekamp
----------------------------     Director
Elwyn Berlekamp


/s/ William W. Harris
----------------------------     Director
William W. Harris


/s/ William J. Perry
----------------------------     Director
William J. Perry


/s/ Paul Gauvreau
----------------------------     Director
Paul Gavreau


/s/ Regis McKenna
----------------------------     Director
Regis McKenna

                                INDEX TO EXHIBITS

   Exhibit
    Number                              Description
    ------                              -----------
     4.1       2000  Employee   Stock  Purchase  Plan  and  form  of  agreements
               thereunder
     5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
    23.1       Consent of Deloitte & Touche LLP
    23.2       Consent of PricewaterhouseCoopers LLP
    23.3       Consent of Wilson Sonsini Goodrich & Rosati,  P.C.  (contained in
               Exhibit 5.1)
    24.1       Power of Attorney (see page II-5)

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